UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206
Rockville Centre, NY 11570

(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2011, Forex International Trading Corp. (the "Company") entered into an investment agreement (the "Investment Agreement") with Centurion Private Equity, LLC ("Centurion") pursuant to which the Company may issue registered, tradable shares of its common stock, par value $0.00001 per share (the "Common Stock"), up to $10,000,000 over a 36-month period.   Pursuant to that certain Registration Rights Agreement (the "Registration Rights Agreement"), the Company agreed to register the shares issuable under the Investment Agreement.  Any use of this funding mechanism will be entirely in the Company's discretion.

Subject to an effective registration statement, the Company may submit a  notice to Centurion from time to time, as and when the Company deems appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put in any one notice is such number of shares of common stock as equals $250,000 subject to certain volume limitations.  The put price of the securities to Centurion will equal the lesser of: (i) 98% of the average of the lowest three daily volume weighted average price, or "VWAPs," of our common stock during the fifteen trading day period beginning on the trading day immediately following the date Centurion receives our put notice (the "Market Price") or (ii) the Market Price minus $0.01.

The Investment Agreement provides that the Company must deliver an advance put notice to Centurion at least five business days but no more than ten business days prior to any intended put date. The advance put notice must provide the number of shares included in the put and the put date.

Pursuant to the terms of, and in consideration for Centurion entering into, the Investment Agreement, the Company is issuing 1,214,224 shares of Common Stock to Centurion as a commitment fee in connection with the Investment Agreement (the "Commitment Shares") and 86,730 shares of the Common Stock representing fees incurred by Centurion in connection with the Investment Agreement (the "Fee Shares"), in each case based upon a deemed valuation per share equal to 100% of the volume-weighted average price of the Company's Common Stock for the 5 trading days immediately preceding the date of the Investment Agreement.

The Company may terminate the facility at any time for any reason during an Extended Put Period (as defined in the Investment Agreement), provided that such termination shall have no effect on the parties' other rights and obligations under the Investment Agreement and the Registration Rights Agreement. The Investment Agreement contains customary representations and warranties of each of the Company and Centurion.

There are circumstances under which we will not be entitled to put shares to Centurion in accordance with the terms and conditions of the Investment Agreement.

In addition, the Company executed a Registration Rights Agreement with Centurion whereby the Company agreed to register a number of shares of its Common Stock equal to the Commitment Shares, the Fee Shares, any shares of Common Stock to be issued in connection with a put and any shares resulting from a dividend, stock split, exchange, reclassification or similar distribution. The Company agreed to file a registration statement with the Securities and Exchange Statement to register such shares within 60 days and to have such registration be effective within 120-150 days and to keep such registration statement, or additional registration statements if necessary, remain effective until either all of the registered shares are sold or the shares may be sold in accordance with Rule 144 of the Securities Act of 1933, as amended.

This descriptions of the Investment Agreement and the Registration Rights Agreement with Centurion do not purport to be complete and are qualified in its entirety by reference to the Investment Agreement and the Registration Rights Agreement, which are attached as exhibits hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Investment Agreement we issued the Commitment Shares and the Fee Shares to Centurion. These securities were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.  The issuance did not involve any general solicitation or advertising by us. Centurion acknowledged the existence of transfer restrictions applicable to the securities sold by us. Certificates representing the securities sold contain a legend stating the restrictions on transfer to which such securities are subject.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(a)           Financial Statements of businesses acquired:  Not applicable.

(b)           Pro forma financial information: Not applicable.

(c)           Shell company transactions:  Not applicable.

(d)           Exhibits:

10.1	Investment Agreement by and between Forex International Trading Corp. and Centurion Private Equity, LLC dated June 27, 2011

10.2	Registration Rights Agreement with Centurion by and between Forex International Trading Corp. and Centurion Private Equity, LLC dated June 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

By:	/s/ Darren C. Dunckel
Name: Darren C. Dunckel
CEO, President, CFO, Treasurer and Director

Date: June 29, 2011

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